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                                                                   EXHIBIT 10(m)
                          RESTATED EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (the "Agreement"), dated August 11, 1997, between The Dial Corporation, a Delaware corporation (the "Company"), and Malcolm Jozoff (the "Executive").

         WHEREAS, on May 13, 1996, the Company and the Executive entered into an employment agreement for the Executive to serve as Chairman, President and Chief Executive Officer of the Company; and

         WHEREAS, the parties desire to restate the employment agreement in order to eliminate certain portions which are no longer relevant and to reflect developments subsequent to the date thereof.

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties agree as follows:

         1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

         2. Term. The term of employment of the Executive by the Company hereunder shall be for a period commencing on the day this Agreement is signed by the Executive and the Company and ending May 12, 1999.

         3. Nature of Duties. The Executive shall serve as Chairman, President and Chief Executive Officer of the Company and, subject to the direction of the Company's Board of Directors (the "Board"), shall have full authority for management of the Company and all of its operations, financial affairs, facilities and investments. The Executive shall serve as a member of the Board, shall act as the duly authorized representative of the Board and shall be an ex officio member of all committees of the Board. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company; provided, that the Executive shall be free to serve as a director or officer or both of such not-for-profit corporations as he may desire, to join and participate in such committees for community or national affairs as he may select and to join and serve on business corporation boards of directors, so long as such activities do not significantly interfere with the performance of the Executive's duties hereunder and, in the case of public business corporation boards of which the Executive was not a member when he executed this Agreement, only with the prior approval of the Board.

         4. Place of Performance. The Executive shall be based at the principal executive offices of the Company in the city of Scottsdale, Arizona, except for required business travel.
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         5.       Compensation and Related Matters.

                  (a) Base Salary. During the Executive's employment hereunder, the Company shall pay to the Executive an annual base salary of $650,000, effective on the signing of this Agreement, such salary to be paid in conformity with the Company's policies relating to salaried employees. The base salary shall apply for each year during the term of this Agreement.

                  (b) Bonus. In each fiscal year, the Executive shall be eligible to participate in such bonus programs as are available to senior executives of the Company. The terms and conditions of such annual bonus opportunities shall be established by the Compensation Committee; provided, however, that the aggregate targeted payout level for achievement of targeted performance objectives shall be at least equal to 70 percent of the Executive's Base Salary (for this purpose, the Base Salary shall be the Executive's actual base earnings for the performance period to which such bonus opportunity pertains).

                  (c) Stock Options. The Company has made aggregate 1996 grants of stock options to the Executive covering 950,000 shares. Such stock options shall be subject to such terms and provisions as are set forth in award agreements entered into by and between the Executive and the Company.

                  Stock options granted in 1996 are intended to represent the Executive's total stock option grants for the 1996, 1997, and 1998 fiscal years of the Company. It is the intention of the Compensation Committee that the Executive's next stock option grant pertaining to his annual compensation opportunities shall be made in 1999, and shall be subject to such terms and conditions as are deemed appropriate by the Compensation Committee.

                  (d) Other Benefits. During the Executive's employment hereunder, the Executive (i) shall be entitled to participate in all employee benefit plans, which are generally available to the Company's senior executive employees (subject to, and on a basis consistent with, the terms, conditions and overall administration of such plans, programs and arrangements); and (ii) shall receive pension benefits, supplemental executive retirement benefits, health insurance programs, executive medical benefits, fitness programs, life insurance, accidental death and dismemberment benefits, vacation time, reimbursement of club membership expenses, perquisites and other fringe benefits which are generally available to other executives of the Company. However, if Executive is still employed by the Company at May 12, 1999, Executive shall receive, retroactive to his employment date and until termination of Executive's employment, two years employment credit toward retirement for each one year employed. In addition, the Executive shall be entitled to the use of a Company automobile and a Company paid country club membership.

                  (e) Insurance: Indemnification. During the Executive's employment hereunder, the Company shall maintain appropriate liability insurance, including director and officer liability coverage, under which the Executive shall be an insured party. In addition, the Company, shall, as set forth in its respective charter and/or By-laws, or in a separate indemnification agreement, indemnify the Executive to the fullest extent permitted under Delaware law. The Company shall also indemnify the Executive, to the extent permitted by law,


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with respect to public service activities and not-for-profit board membership he undertakes in accordance with Section 3.

                  (f) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable and customary travel and business expenses he incurs (including, when the Executive deems necessary, expenses incurred with respect to his spouse) in connection with the Executive's employment hereunder; provided, that such expenses are accounted for in accordance with the policies and procedures established by the Company.

                  (g) Relocation Expenses. The Company shall provide reimbursement for all moving and related costs of relocation and attorneys' fees incurred in negotiating this Agreement through December 31, 1997.

                  Any taxable amounts to the Executive for temporary living expenses, moving expenses or attorneys' fees will be net of any federal or state income tax liability and, accordingly, such amounts shall be "grossed up" to take into account such taxes so that all amounts received are net of taxes.

                  (h) Change of Control. The Company has executed and entered into an executive severance agreement with the Executive providing for severance compensation upon a "change of control" of the Company.

         6. Termination. The Company may terminate this Agreement at any time if:

                  (a) Executive, by reason of physical or mental illness, shall have been unable to perform satisfactorily the services to be rendered by him hereunder for a consecutive period of one hundred eighty (180) days.

                  (b) Executive should be convicted of a felony or a crime involving moral turpitude, fraud, or dishonesty, or commit an act which, in the judgment of a majority of the Board as evidenced by action recorded in the official minutes of a meeting of the Board, subjects the Company, or Subsidiaries to public disrespect, scandal or ridicule or materially adversely affects the utility of the Executive's services to the Company.

                  (c) The Board may terminate the contract by a unanimous vote, excluding Executive, as evidenced by action recorded in the official minutes of a meeting of the Board. The Executive, if so terminated, shall be entitled to payment of all base salary remaining for the term of this Agreement (including health insurance programs, executive medical benefits, fitness programs, life insurance, accidental death and dismemberment expenses, vacation time, reimbursement of club membership expenses, perquisites and other fringe benefits for the remaining term of this Agreement) and all other bonuses, options and benefits accrued to the date of termination.

         7. Notices. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be given in writing and shall be deemed to


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have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:

                  Jane E. Owens
                  Senior Vice President and General Counsel
                  The Dial Corporation
                  15501 North Dial Boulevard
                  Scottsdale, Arizona 85260-1619

If to the Executive:

                  Malcolm Jozoff
                  Chairman, President and Chief Executive Officer
                  The Dial Corporation
                  15501 North Dial Boulevard
                  Scottsdale, Arizona 85260-1619

         cc:      Reuven J. Katz
                  255 East Fifth Street
                  2400 Chemed Center
                  Cincinnati, Ohio  45202

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         8. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any conditions or provisions of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona without regard to its conflicts of law principles. This Agreement shall be binding upon and shall inure to the benefit of the Executive and his estate and the Company and any successor thereto, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by the Executive, except to the extent permitted under the terms of the benefit plans in which the Executive participates.

         9. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability or any other provision of this Agreement, which shall remain in full force and effect.


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         10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         11. Entire Agreement. This Agreement constitutes the entire agreement and understanding with respect to the employment of the Executive by the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



                                       The Dial Corporation


                                       By: /s/ Jane E. Owens
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                                             Jane E. Owens
                                             Senior Vice President and
                                             General Counsel



                                       Malcolm Jozoff

                                       /s/ Malcolm Jozoff
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